SUPPLEMENTAL AFFIDAVIT
                                          AND
                                 AMENDED AND RESTATED
                          CERTIFICATE OF LIMITED PARTNERSHIP
                                          OF
                           SEABULK AMERICA PARTNERSHIP, LTD.

         Originally filed with the Secretary of State on September 19, 1983.

THE UNDERSIGNED Partners hereby make, acknowledge, and file this Certificate of Limited Partnership for SEABULK AMERICA PARTNERSHIP, LTD., a Florida limited partnership, hereinafter referred to as the "Partnership".

     1. Name of Partnership: The name of the Partnership is SEABULK AMERICA PARTNERSHIP, LTD.

         2. Character of Business: The business and purpose of the Partnership are (a) to acquire title to the U.S.-flagged barge named "4102" (as may be renamed), to provide for its reconstruction into a self-propelled vessel and to provide for its management and operation; (b) to purchase, reconstruct, manage, operate, charter or lease the U.S.-flagged barge named "4102" (as may be renamed) and qualified to operate in the U.S.-foreign trade; (c) to engage in any and all maritime-related activities relating to the ownership, operation and use of the U.S.-flagged barge named "4102" (as may be renamed) and entitled to operate the U.S.-foreign trade; and (d) to invest in stocks, bonds and securities, and to engage without limitation, in the purchase and sale of, and dealing in, stocks, bonds, notes, and to open such checking and savings accounts with banking institutions as may be necessary to conduct the business of the Partnership.

     3. Location and Principal Place of Business: The principal place of business of the

Partnership shall be located at 2200 Eller Drive, Fort Lauderdale, Florida 33316, or at such other place or places as the General Partner may designate and as agreed to by the Limited Partner.

         4.       Name and Place of Residence of Partners:

         (a) The name and address of the General Partner is SEABULK TANKERS, LTD., 2200 Eller Drive, Fort Lauderdale, Florida 33316.

         (b) The name and address of the Limited Partner is: Stolt Tankers (U.S.A.), Inc.; 8 Sound Shore Drive; Greenwich, Connecticut 06836.

         5. Term: The Partnership shall commence on the date the Original Certificate of Limited Partnership for this limited partnership was filed with the Florida Secretary of State (September 19, 1983) and shall continue in existence for a period of until twenty-five (25) years from said date, unless sooner terminated, liquidated, or dissolved by law or as provided in the Limited Partnership Agreement (the "Partnership Agreement") or unless extended by amendment to the Partnership Agreement.

         6.   Contribution  of  Limited  Partner:   The  Limited  Partner  shall
contribute the amount of $671,733.40 in cash as its initial capital contribution to the Partnership.

         7. Additional Contributions: The Limited Partner agrees to contribute to the capital of the Partnership at such times and in such amounts as the General Partner may from time to time request by notice to the Limited Partner, its proportionate share (based upon its initial capital contribution as set forth in Section 6 above and Section 4.01 of the Partnership Agreement) of costs incurred and necessary for the reconstruction of the barge "4102", for general and administrative expenses, and for other expenses incurred in connection with other activities in which the Partnership is authorized to engage in.

         8. Return of Contributions: The initial contribution of each Partner is to be returned in accordance with the Partnership Agreement.

     9. Division of Profits: Net profits and losses of the Partnership for any year shall be allocated to Partners in accordance with the Partnership Agreement.

         10. Assignee of Limited Partner: No limited Partner shall have a right to assign any part of his partnership interest, except as provided in the Partnership Agreement.

         11. Additional Limited Partners: No additional Limited Partners may be admitted, except with the consent of all Partners and in accordance with the Partnership Agreement.

         12. Right to Priority: No Limited Partner shall have the right to priority over any other Limited Partner with respect to contributions or with respect to compensation by way of income, except as may be provided in the Partnership Agreement.

         13. Continuation of Business Partnership: The bankruptcy, death, incapacity or resignation of any General Partner, (if there shall at the time of such event then be more than one General Partner) shall not have the effect of terminating the Partnership and the other General Partner shall continue to serve as the General Partner, if any, and if there are none, and if the Limited Partner does not admit a new General Partner or Partners to the Partnership in accordance with the provisions of the Partnership Agreement, the Partnership will terminate as provided in the Limited Partnership Agreement.

         14. Return of Contribution Other Than Cash: No Limited Partner shall have the right to demand and receive property other than cash in return for his contribution.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the 26th day of September, 1990.

WITNESSES:
                                      GENERAL PARTNER:

/s/ DIANNE MITCHELL                            SEABULK TANKERS, LTD.
                                      By: Hvide Marine Transport, Incorporated
                                               its sole General Partner

/s/ KAREN S. HUTTER                            By:  /s/ GENE DOUGLAS


                                      LIMITED PARTNERS:

                                  STOLT TANKERS (U.S.A.), INC.
                                  By:  Seabulk Tankers, Ltd.
                                           sole general partner of
                                          SEABULK AMERICA PARTNERSHIP, LTD.
                                           attorney-in-fact
/s/ DIANNE MITCHELL               By: Hvide Marine Transport, Incorporated
                                           its sole General Partner



/s/ KAREN S. HUTTER               By:/s/ GENE DOUGLAS
                                           Vice President


STATE OF FLORIDA          )
                          )        ss:
COUNTY OF BROWARD         )


         SWORN TO BEFORE ME, the undersigned authority, personally appeared Gene Douglas, the Vice President of HVIDE MARINE TRANSPORT, INCORPORATED, sole general partner of SEABULK TANKERS, LTD., personally known to me to be the person described in and who executed the foregoing instrument in such capacity, and he acknowledged before me that he executed the same for the uses and purposes in said instrument set forth and that same was the act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal as of the26th day of September, 1990.


                                              /s/ DIANNE MITCHELL
                                                       Notary Public
(SEAL)

STATE OF FLORIDA              )
                              )        ss:
COUNTY OF BROWARD             )


         SWORN TO BEFORE ME, the undersigned authority, personally appeared Gene Douglas, the Vice Presidnet of HVIDE MARINE TRANSPORT, INCORPORATED, sole general partner of SEABULK TANKERS, LTD., (both for itself and as attorney-in-fact for Stolt Tankers (U.S.A.), Inc.) personally known to me to be the person described in and who executed the foregoing instrument in such capacity, and he acknowledged before me that he executed the same for the uses and purposes in said instrument set forth and that same was the act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal as of the 26th day of September, 1990.



                                                   /s/ DIANNE MITCHELL
                                                         Notary Public


(SEAL)